UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004

Medicsight, Inc
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Berkeley Square, London, United Kingdom	W1J 5AT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

MEDICSIGHT, INC PRESS RELEASE

Medicsight PLC Announces Agreements for
Global Distribution of Three Medical Imaging Software Products

— Agfa, Vital Images, and Viatronix to Use Medicsight Software —

LONDON, Nov. 22, 2004 – Medicsight Inc.’s (OTCBB:MSHT) majority owned subsidiary, Medicsight PLC (“Medicsight”), announced today that it has signed letters of intent with Agfa-Gevaert N.V. and Viatronix and a commercial agreement with Vital Images for global distribution of Medicsight’s medical imaging software products. These agreements are the first of their kind for Medicsight and represent a major step forward in the company’s plans to commercialize its advanced imaging technology on a worldwide basis. The intent is to incorporate Medicsight’s software into the three companies’ existing product offerings.

“The letters of intent and commercial agreement are major milestones for Medicsight in reaching our goal of being the leading global supplier of medical imaging analysis software,” said Paul Samuel, Medicsight CEO. “We look forward to working with Agfa, Vital Images and Viatronix to integrate our software into their systems. We believe these partnerships demonstrate the significant value of the Medicsight software and clearly show how our software can differentiate existing offerings of imaging companies.”

Medicsight’s software will be demonstrated at the exhibitor booths of Agfa, Vital Images, and Viatronix during the annual meeting of the Radiological Society of North America (RSNA). The RSNA trade show opens Nov. 29 and runs through Dec. 3 at McCormick Place in Chicago.

“Integrating the Medicsight portfolio in our market leading solution fits into our strategy of offering best-of-breed solutions to the radiologist and clinician through intelligent strategic alliances,” said Etienne Vanderstokker, head of Medical Imaging Technologies, Business Group Healthcare, Agfa. “It’s a successful and award-winning strategy that has been fully appreciated by the market and has strengthened Agfa’s capability to penetrate new markets and to remain on top of technological innovations.”

Vital Images will be integrating Medicsight’s Colon CAR™ software into its CT colon product InnerviewGI™.  “We are excited about further enhancing our colon offering with Medicsight’s CAR image-analysis technology,” said Jay D. Miller, president and chief executive officer, Vital Images. “This partnership together further demonstrates our commitment to the oncology marketplace and more specifically to the application of virtual colonoscopy.”

The letter of intent signed by Viatronix and Medicsight includes Medicsight’s Lung CAR™ and Colon CAR™ software. “We believe computer assisted read (CAR) technology provides an important tool for the radiologist and greatly enhances their diagnostic capability,” said Zaffar Hayat, CEO and president of Viatronix Incorporated. “The integration of Medicsight’s Lung and Colon CAR software with our products will greatly complement our advanced medical imaging solutions.”

The Medicsight products covered by these agreements are:

•                  Medicsight Colon CAR™, an image-analysis software tool designed to be used with CT (computed tomography) colonography (virtual colonoscopy) to assist radiologists in searching for and measuring potential colorectal polyps.  Colon CAR 1.2™, which uses Medicsight’s Computer Assisted Reader (CAR) technology to deploy a series of filters against image data derived from CT colonographies, received clearance from the U.S. Food and Drug Administration (FDA) in October 2004. Colon CAR™ is the first joint-read software product available for CT scans of the colon.

•                  Medicsight Lung CAR™ (Computer Assisted Reader), an image-analysis software tool that assists radiologists in evaluating lesions or nodules found during CT scans of the lung. Medicsight Lung CAR 1.1™ received FDA clearance in August 2004. Lung CAR™ is the first joint-read software product available for CT scans of the lung.

•                  Medicsight Heart Screen™, an update to the company’s MedicHeart 1.0™ heart imaging software that features a newly designed user interface. Medicsight Heart Screen is an image-analysis software tool for CT scans that assists radiologists and cardiologists in identifying and quantifying coronary artery calcification.

Samuel said Medicsight would continue to pursue other distribution agreements as well. “We’re looking for quality partners who share our vision of taking software beyond detection to diagnosis and patient management and who can help broaden our reach in the marketplace,” he said. “We will also continue to focus on deepening our established relationships.”

About Agfa

The Agfa-Gevaert Group is one of the world’s leading imaging companies. Agfa develops, manufactures and markets analogue and digital systems, intended mainly for the graphics industry and the healthcare markets.

Agfa’s headquarters are in Mortsel, Belgium. The company is active in 40 countries and has agents in another 100 countries throughout the world. Together they achieved a turnover of 4,215 million euros in 2003.

Product and company information can be found on Agfa’s home page on the World Wide Web at: www.agfa.com.

Agfa, the Agfa rhombus, IMPAX and See More. Do More. are trademarks of Agfa-Gevaert N.V., Belgium or its affiliates. All rights reserved.

About Vital Images

Vital Images, headquartered in Minneapolis, Minnesota, is a leading provider of advanced medical imaging software for use in disease screening applications, clinical diagnosis and therapy planning. The company’s technology utilizes high-speed volume visualization and analysis, as well as network communications based on DICOM and Internet protocols. Vital Images cost effectively brings advanced visualization and analysis into the day-to-day practice of medicine. Press releases, examples of advanced medical imaging and other corporate information are available on Vital Images’ Web site at www.vitalimages.com.

About Viatronix, Inc.

Viatronix is a leading innovator and developer of diagnostic 3D imaging software, which enables physicians to interactively view patients’ vital organs and anatomical structures. The Viatronix PACS-integratable V3D-Explorer has patent protected technology that enables 3D visualization of organs from patient data acquired by standard imaging equipment via minimally invasive or non-invasive methods. The Viatronix V3D-Colon allows physicians to interactively view the colon reconstructed from a CT scan, providing visualization of the inner surface of the colon, including polyps. The Viatronix V3D-Calcium Scoring aids physicians in determining the amount of calcium plaque accumulation in the coronary arteries.

V3D-Vascular is the latest addition to the V3D System. In seconds, this breakthrough software permits rapid segmentation and visualization of complex arterial structures using 3D volume rendering, maximum intensity projection and simulated x-ray views.  Viatronix, through application of its V3D technology, is developing additional innovative products that will be useful for earlier detection of diseases, treatment planning, and follow-up evaluation.

Viatronix, Inc. is located in Stony Brook, NY. For further information, call toll free (866) 887-4636 or log on to www.viatronix.com.

About Medicsight

Medicsight is a software development business focused on the medical imaging market. The company is using its core technology to develop automatic detection and analytical tools for clinicians to improve their ability to diagnose and treat disease, initially focusing on three key clinical areas – lung cancer, colon cancer, and coronary heart disease.  Medicsight’s software will enable earlier and more accurate detection and treatment of suspicious lesions, which can save lives and reduce healthcare costs. Headquartered in London, Medicsight employs more than 60 people and has offices in the U.K., United States, and China. Product and company information can be found on www.medicsight.com. Stock symbol: OTCBB:MSHT

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities litigation Reform Act of 1995.  Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

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James Whale +44-20-7598-4070

E-mail: info@medicsight.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: November 24, 2004